Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5100 ir@mips.com

MIPS Technologies Reports Third Quarter Fiscal 2010
Financial Results

Continued Profitability; Record Quarterly Royalty Units Achieved

SUNNYVALE, Calif. – April 27, 2010 – MIPS Technologies, Inc. (Nasdaq: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its third fiscal quarter 2010 ended March 31, 2010.  All financial results are reported in U.S. GAAP unless otherwise noted, and compare current results with historical results recast to reflect the disposition of MIPS Technologies’ Analog Business Group.

Summary Third Quarter Fiscal 2010 Financial Highlights:

•	Revenue grew 15 percent sequentially to $17.5 million
•	Quarterly royalty units grew to a record 135 million units from 126 million units in Q2’10
•	GAAP net income was $3.1 million or $0.07 per share
•	Non-GAAP net income was $3.9 million or $0.08 per share
•	Cash and investment balances grew to $51.2 million at quarter end

Fiscal Third Quarter 2010 Details:

Revenue for the third quarter was $17.5 million, an increase of 15 percent over the prior quarter revenue of $15.2 million and a decrease of 1 percent from the $17.7 million reported in the third fiscal quarter a year ago.

Revenue from royalties was $12.1 million, an increase of 6 percent from the prior quarter and 13 percent from the third quarter a year ago.  License revenue was $5.4 million, a sequential increase of 42 percent from the prior quarter and a decrease of 23 percent from the $7.0 million reported in the third quarter a year ago.

The Company’s fiscal Q3 GAAP net income from continuing operations was $3.1 million or $0.07 per share, which was equal to the earnings per share in both the prior quarter and the third quarter a year ago.

Non-GAAP net income from continuing operations in the third quarter of fiscal 2010, which excludes certain costs detailed in the tables below, was $3.9 million or $0.08 per share, compared with a non-GAAP net income from continuing operations of $4.1 million or $0.09 per share in the prior quarter and $4.4 million or $0.10 per share in the third quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this release to the corresponding GAAP results.

“I’m very encouraged with our results for this quarter, including signing our largest mobile handset customer to-date coupled with record royalty units achieved during the quarter,” said Sandeep Vij, MIPS Technologies chief executive officer. “As MIPS Technologies’ solutions continue to proliferate around the globe, we are focused on extending our lead in the home entertainment and networking markets, and making continued inroads into new markets such as storage and mobile handsets.”

The Company also reported that it paid off its remaining debt of $8.4 million on April 7, 2010.

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q3 fiscal 2010 results, as well as forward looking guidance for Q4 fiscal 2010. The conference call number is 210-839-8502 and the replay number is 203-369-0063. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at:  www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (Nasdaq: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	June 30, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,049	$44,507
Short term investments	23,163	—
Accounts receivable, net	3,621	2,461
Prepaid expenses and other current assets	974	1,566
Total current assets	55,807	48,534
Equipment, furniture and property, net	1,968	2,608
Goodwill	565	565
Other assets	8,674	11,699
Assets of discontinued operations	—	4,479
Total assets	$67,014	$67,885
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,778	$2,305
Accrued liabilities	9,354	8,568
Debt – short term	8,750	4,986
Deferred revenue	1,889	2,011
Total current liabilities	21,771	17,870
Long-term liabilities
Debt – long term	—	7,813
Other long term liabilities	7,309	9,603
Total long term liabilities	29,080	17,416
Liabilities of discontinued operations	—	5,938
Stockholders’ equity	37,934	26,661
Total liabilities and stockholders’ equity	$67,014	$67,885

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Revenue:
Royalties	$12,100	$10,664	$33,244	$34,849
License and contract revenue	5,406	6,999	14,431	22,730
Total Revenue	17,506	17,663	47,675	57,579
Costs and expenses:
Cost of Sales	75	74	309	530
Research and development	6,315	5,401	17,913	16,047
Sales and marketing	3,889	2,419	10,840	7,768
General and administrative	3,282	3,672	9,993	11,937
Restructuring	—	374	—	644
Total costs and expenses	13,561	11,940	39,055	36,926
Operating income	3,945	5,723	8,620	20,653
Other income (expense), net	(136)	(83)	201	(544)
Income before income taxes	3,809	5,640	8,821	20,109
Provision for income taxes	748	2,421	1,889	11,874
Income from continuing operations	3,061	3,219	6,932	8,235
Loss from discontinued operations, net of tax	—	(4,026)	—	(11,033)
Net income (loss)	$3,061	$(807)	$6,932	$(2,798)
Net income per share – from continuing operations	$0.07	$0.07	$0.15	$0.18
Net income (loss) per share, basic – from discontinued operations	$0.00	$(0.09)	$0.00	$(0.24)
Net income (loss) per share, basic	$0.07	$(0.02)	$0.15	$(0.06)
Net income per share, diluted – from continuing operations	$0.07	$0.07	$0.15	$0.18
Net income (loss) per share, diluted – from discontinued operations	$0.00	$(0.09)	$0.00	$(0.24)
Net income (loss) per share, diluted	$0.07	$(0.02)	$0.15	$(0.06)
Common shares outstanding, basic	45,560	44,682	45,339	45,339
Common shares outstanding, diluted	46,472	44,719	46,148	46,148

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Three Months Ended March 31, 2009
	GAAP net income (loss)	$3,061	$3,277	$(807)
	Net income (loss) per basic share	$0.07	$0.07	$(0.02)
	Net income (loss) per diluted share	$0.07	$0.07	$(0.02)
(a)	Loss from discontinued operations, net of tax	—	—	4,026
(b)	Stock-based compensation expense	800	963	976
(c)	Severance adjustment	—	476	—
(d)	Restructuring	—	—	374
(e)	Gain on investment	—	(611)	—
(f)	Tax adjustment	—	—	(150)
	Non-GAAP net income	$3,861	$4,105	$4,419
	Non-GAAP net income per basic share	$0.08	$0.09	$0.10
	Non-GAAP net income per diluted share	$0.08	$0.09	$0.10
	Common shares outstanding – basic	45,560	45,387	44,682
	Common shares outstanding – diluted	46,472	46,209	44,719

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, restructuring cost, severance adjustment, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the loss, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense.  For the fiscal quarter of fiscal 2010 ending March 31, 2010, $800,000 of stock-based compensation was allocated as follows: $297,000 to research and development, $221,000 to sales and marketing and $282,000 to general and administrative.  For the second quarter of fiscal 2010 ending December 31, 2009, $963,000 of stock-based compensation was allocated as follows: $341,000 to research and development, $222,000 to sales and marketing and $400,000 to general and administrative.  For the third fiscal quarter ending March 31, 2009, $976,000 stock-based compensation expense was allocated as follows: $437,000 to research and development, $172,000 to sales and marketing and $367,000 to general and administrative.

(c)	This adjustment reflects severance to the Company’s former CEO allocated to general and administrative.

(d)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(e)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income/expense.

(f)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Nine Months Ended March 31, 2010	Nine Months Ended March 31, 2009
	GAAP net loss	$6,932	$(2,798)
	Net loss per basic share, basic and diluted	$0.15	$(0.06)
(g)	Loss from discontinued operations, net of tax	—	$11,033
(h)	Stock-based compensation expense	2,696	3,156
(i)	Severance adjustment	476	—
(j)	Restructuring	—	644
(k)	Gain on investment	(611)	—
(l)	Tax adjustment	—	(257)
(m)	Tax on change in legal structure	1,009	—
	Non-GAAP net income	$10,502	$11,778
	Non-GAAP net income per basic share	$0.23	$0.26
	Non-GAAP net income per diluted share	$0.23	$0.26
	Common shares outstanding – basic	45,339	44,534
	Common shares outstanding – diluted	46,148	44,755

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding discontinued operations, stock-based compensation expense, restructuring cost, severance adjustment, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(g)	This adjustment reflects the loss, net of tax, of the Analog Business Group.

(h)
This adjustment reflects the stock-based compensation expense.  For the nine months ending March 31, 2010, $2.7 million of stock-based compensation was allocated as follows: $1.0 million to research and development, $0.7 million to sales and marketing and $1.0 million to general and administrative.  For the nine months ending March 31, 2009, $3.2 million of stock-based compensation was allocated as follows: $1.1 million to research and development, $0.7 million to sales and marketing and $1.4 million to general and administrative.

(i)	This adjustment reflects severance to the Company’s former CEO allocated to general and administrative.

(j)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(k)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income/expense.

(l)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments.

(m)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.